[Pursuant to 17 C.F.R. 240.24b-2, confidential information has been omitted in places marked “[…***…]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application.]

RESEARCH AGREEMENT

(“Agreement”)

Pfizer Inc, a Delaware corporation with an address at 235 East 42nd Street, New York, New York 10017 (“PFIZER”), and BioRestorative Therapies, Inc., a Nevada corporation with an address at 555 Heritage Drive, Jupiter, Florida 33458 (“BRT”), enter into this Agreement for the conduct of studies entitled “Development and Validation of a Human Brown Adipose Cell Model” as set forth in the research plan attached as Exhibit A (“Research Plan”).

1.	DEFINITION:

1.1.	“Affiliate” means any corporation, firm, partnership or other entity which directly or indirectly controls, is controlled by, or is under common control with a particular party.
1.2.	“Applicable Law” means any statute, law, treaty, rule, code, ordinance, regulation, permit, interpretation, certificate or order of a Governmental Authority, or any judgment, decision, decree, injunction, writ, order, subpoena, or like action of any court, arbitrator or other government entity related to the collection, retention, security and use of the Material, as the same are promulgated and applied as of the effective date of this Agreement and at all times thereafter.
1.3.	“BRT Material” means all materials or samples (including, without limitation, […***…]) provided by or on behalf of or otherwise made available by or on behalf of BRT to PFIZER pursuant to or otherwise in connection with this Agreement.
1.4.	“BRT Results” means and includes all technology, materials, intellectual property and technical information that are developed by BRT employees, technicians or others working solely on behalf of BRT (excluding any PFIZER employees or contractors) in performance of the Research Plan.
1.5.	“Donor” means the donor of the Donor Material or of the original tissues from which the Donor Material was derived.
1.6.	“Donor Material” means cells, cell cultures, blood, fluids, tissues, genetic information (including data or results derived from human brown and white adipose cell lines).
1.7.	“Governmental Authority” means any federal, state, local or foreign government entity, authority, agency, instrumentality, court, tribunal, regulatory commission or other body, whether legislative, judicial, administrative or executive (or a combination or permutation thereof), and any arbitrator to whom a dispute has been presented under government rule or by agreement of the parties with an interest in such dispute.
1.8.	“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as codified at 42 USC § 1320(d) and all regulations promulgated thereunder.

[…***…] Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

1.9.	“Patient Identifiable Information” means any information (whether or not key coded) that identifies, or could identify, the Donor and/or any individually identifiable, or potentially individually identifiable, health information of that Donor, including, without limitation, Protected Health Information (as defined in 45 CFR § 164.501) or Individually Identifiable Health Information (as defined in 42 USC § 1320(d)) and other information protected by data protection and/or privacy legislation in any and all applicable territories.
1.10.	"PFIZER Material" means all materials or samples (including, without limitation, […***…]) provided by or on behalf of or otherwise made available by or on behalf of PFIZER to BRT pursuant to or otherwise in connection with this Agreement.
1.11.	“PFIZER Results” means and includes all technology, materials, intellectual property and technical information that are developed by PFIZER employees, technicians or others working solely on behalf of PFIZER (excluding any BRT employees or contractors) in performance of the Research Plan.
1.12.	“Privacy Board” means a review body that is established to act upon requests for a waiver or an alteration of the authorization requirement under the privacy rule for uses and disclosures of Patient Identifiable Information for the relevant research study.

2.	SCOPE OF WORK: BRT, under the direction of principal investigator, Francisco Silva, Vice President, Research & Development (“Principal Investigator”), will perform the studies and provide to PFIZER the data and reports described in the Research Plan.

3.	TERM: The term of this Agreement is effective as of March 24th, 2014 (“Effective Date”) and unless earlier terminated or extended, continues for two (2) years until March 23rd ,2016 (the “Expiration Date”), or until the completion of the work described in the Research Plan, whichever comes first.

4.	PAYMENT: PFIZER will pay BRT up to the sum of $775,000 (Seven Hundred and Seventy Five Thousand Dollars) during the term of this Agreement according to the following payment schedule:

•	The sum of $250,000 (Two Hundred Fifty Thousand Dollars) (the “Initial Payment”) – which represents technology access fee, upfront costs, and Q1 labor costs associated with Workstream #1 — will be payable concurrently with the execution of this Agreement.
•	The sum of $356,250 (Three Hundred Fifty-Six Thousand Two Hundred Fifty Dollars) (the “Second Installment”) will be payable in four (4) equal quarterly installments (of $89,062.50 for Q2, Q3, Q4, and Q5) commencing on the three (3) month anniversary of the Effective Date and continuing every three (3) months thereafter (each, a “Quarterly Period”); provided, however, that, in the event of the achievement of Workstream #1 Deliverable #1 — Delivery from BRT to PFE of […***…], the balance of the Second Installment shall be due and payable.
•	The sum of $168,750 (One Hundred Sixty-Eight Thousand Seven Hundred Fifty Dollars) (the “Third Installment”) will be payable in two (2) equal bi-annual installments (of $84,375) following the Second Installment and continuing every six (6) months thereafter (each, a “Bi-Annual Period”); provided, however, that, in the event of achievement of Workstream #2 Deliverable #2 — analysis of […***…] and delivery of the final report to PFIZER, the balance of the Third Installment shall be due and payable.

[…***…] Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Payments under this Agreement will be due within thirty (30) days following PFIZER’s receipt of an invoice from BRT (except that the Initial Payment shall be paid concurrently with the execution of this Agreement).

All invoices shall be delivered to PFIZER c/o: PFIZER INC. GFSS – AMERICAS, PO Box 34600, Bartlett, TN 38184-0600, United States. To receive payment from your purchase order (PO), mail a document clearly marked 'INVOICE' to the address above (or email apinvoices@pfizer.com) with the following information clearly listed: Description of research conducted, and/or goods provided, PO number, amount owed and name and address payment is to be sent to. This will help facilitate a quick payment to BRT for research conducted. BRTs enrolled in PFIZER's e-Invoicing programs (ASN or OB10) can ignore this PO Note. All invoice or billing related questions should be referred to PFIZER's Accounting Department at 800.601.1357 or go to the Accounts Payable Inquiry Tool (APIQ) at www.pfizeraccountspayable.com.

In addition, a copy of each invoice will be mailed and emailed to:

Michael Rukstalis, Principal Scientist

CVMED Research Unit

Pfizer Worldwide Research & Development

Cambridge Laboratories

610 Main St

Cambridge, MA 02139

with an electronic copy to:

Michael Rukstalis at: michael.rukstalis@pfizer.com

[…***…] Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

5.	PFIZER & BRT MATERIAL:
5.1.1.	Ownership, Delivery and Handling. BRT acknowledges and agrees that, as between the parties, PFIZER is and shall at all times remain the sole and exclusive owner of the PFIZER Material and all intellectual property rights therein. PFIZER acknowledges and agrees that, as between the parties, BRT is and shall at all times remain the sole and exclusive owner of the BRT Material and all intellectual property rights therein. PFIZER will supply BRT with such quantities and types of the PFIZER Material as PFIZER in its sole discretion determines is appropriate under the Research Plan, and BRT will supply PFIZER with such quantities and types of the BRT Material as BRT in its sole discretion determines is appropriate under the Research Plan. Upon the sooner of the expiration or termination of this Agreement or upon the request of PFIZER, BRT shall, in accordance with PFIZER’s instructions, return to PFIZER, or destroy at PFIZER’s option with written certification of such destruction sent to PFIZER, all unused PFIZER Material. Upon the sooner of the expiration or termination of this Agreement or upon the request of BRT, PFIZER shall, in accordance with BRT’ instructions, destroy with written certification of such destruction sent to BRT, all stem cell lines in PFIZER’s possession that were developed by BRT during the performance of the Research Plan and were not selected by PFIZER pursuant to the Workstream 1 Deliverables set forth in the Research Plan for further analysis in Workstream 2.

5.1.2.	Experimental Materials. BRT acknowledges that the PFIZER Material comprises experimental materials and BRT will comply with all laws and regulations applicable to handling and use of such materials. BRT will not use the PFIZER Material for testing in or treatment of human subjects. PFIZER acknowledges that the BRT Material comprises experimental materials and PFIZER will comply with all laws and regulations applicable to handling and use of such materials. PFIZER will not use the BRT Material for testing in or treatment of human subjects.

5.1.3.	NO WARRANTY. THE PFIZER MATERIAL AND BRT MATERIAL ARE PROVIDED TO THE OTHER PARTY AS-IS AND WITHOUT WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT, TITLE, OR FITNESS FOR A PARTICULAR PURPOSE.

5.1.4.	Transfer of Material. BRT will not transfer, disclose, make available, or sell any of the PFIZER Material to any third party. BRT shall not modify or use the PFIZER Material other than as expressly permitted under the Research Plan. PFIZER will not transfer, disclose, make available, or sell any of the BRT Material to any third party except as permitted under Section 6(a).

5.1.5.	Use of Material. BRT will use the PFIZER Material solely for the purpose of performing the Research Plan. BRT shall not analyze the PFIZER Material or attempt in any way to discover the identity, structure, mechanism of action, or composition of the PFIZER Material other than as expressly permitted under the Research Plan. Notwithstanding any provision in this Agreement to the contrary, PFIZER shall not be obligated at any time to disclose to BRT the identity, structure, composition of, or other information concerning, the PFIZER Material.

6.	INTELLECTUAL PROPERTY:

(a) BRT Materials; BRT Results. […***…]

(b)           PFIZER Related IP. […***…]

[…***…] Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

(c)  PFIZER Materials; PFIZER Results. […***…]

(d)  […***…]

7.	INFORMATION: For purposes of this Agreement, the term “Information” means all written information relating to the studies described in the Research Plan, including but not limited to data, know-how, materials, compound samples and compound specifications which PFIZER shall deliver to BRT, or BRT shall deliver to PFIZER, pursuant to this Agreement, stamped “Confidential,” or disclosed to BRT or PFIZER, as the case may be, orally declaring same to be confidential and confirming such declaration in writing within thirty (30) days of disclosure.

8.	CONFIDENTIALITY: Each party agrees to maintain the Information in confidence with the same degree of care it holds its own confidential information. Neither party will use the Information except for the studies described in the Research Plan or as otherwise permitted herein to practice the rights granted herein. Each party will disclose the Information only to its officers, directors, employees and consultants directly concerned with the studies, but will neither disclose information to any third party nor use the Information for any other purpose.

9.	EXCEPTIONS TO CONFIDENTIALITY: Each party’s obligation of nondisclosure and the limitations upon the right to use the Information shall not apply to the extent that such party can demonstrate that the Information: (a) was in the possession of such party prior to the time of disclosure; or (b) is or becomes public knowledge through no fault or omission of such party; or (c) is obtained by such party from a third party under no obligation of confidentiality to the other party.

In the event a party is legally required to disclose any of the Information, such party shall provide prompt prior written notice of such requirement to the other party, afford the other party an opportunity to secure confidential treatment for such disclosure, and if the other party is unsuccessful, furnish only that portion of the Information which such party is legally required to disclose.

10.	SURVIVAL OF CONFIDENTIALITY OBLIGATIONS: All obligations relating to confidentiality of the parties under this Agreement shall survive the termination of this Agreement for a period of […***…].

11.	DONOR MATERIAL: BRT represents that the Donor Material used in, provided to PFIZER, pursuant to this Agreement will conform to the overall description, features, function and specifications set forth in the Research Plan. Furthermore, BRT represents and warrants the following:

11.1.            BRT will not provide to PFIZER any medical information or Patient Identifiable Information about any Donor.

11.2.            BRT will comply with all Applicable Laws and obtain all required governmental permits, licenses and authorizations in the collection and handling of the Donor Material.

11.3.            Collection of the Donor Material has been approved by an Institutional Review Board (“IRB”) that complies with all Applicable Laws for such a body.

11.4.            An IRB-approved informed consent form (“ICF”) compliant with all Applicable Laws, will be signed by and obtained from each Donor (or Donor’s representative in the event that the Donor is incapacitated) prior to donation in respect of each Donor Material (or the tissue from which the Material was derived) (“Informed Consent”).

[…***…] Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

11.5.            BRT has legal right and title to the Donor Material and has the required Donor consent to transfer the Donor Material to PFIZER.

11.6.            Uses of the Donor Material described in the Research Plan are within the scope of and consistent with BRT’s ethical approval policies, if any, the Informed Consent, and the IRB’s approval.

12.	REPORTS: BRT shall cause the Principal Investigator to furnish to PFIZER a comprehensive report within thirty (30) days of the one year anniversary of the Effective Date, describing in reasonable detail the work accomplished on the studies described in the Research Plan.

13.	DISCLOSURE OF FEES: As part of any disclosure policy that may be implemented from time-to-time by a party regarding payments made to members of the medical or scientific community, or in accordance with applicable laws or regulations, such party shall have the right to disclose any terms related to this Agreement, including the Principal Investigator’s name and the fees provided to BRT hereunder.

14.	HANDLING OF PATIENT INFORMATION:

14.1.             BRT and PFIZER will each comply in all material respects with all Applicable Law regarding the privacy of Patient Identifiable Information (including during collection, use, storage, and disclosure), including, but not limited to, HIPAA and any current and future regulations promulgated thereunder including without limitation the federal privacy regulations contained in 45 CFR Parts 160 and 164, the federal security standards contained in 45 CFR Parts 106 and 162, all collectively referred to herein as “HIPAA Requirements”).

14.2.             BRT agrees to collect, use, store, and disclose Patient Identifiable Information collected or provided as part of the Research Plan and for the purpose of complying with applicable law, provided that all such uses are disclosed in the ICF.

14.3.             BRT will ensure that that ICF provides PFIZER may use the Donor Material for any research, development and regulatory purpose.

14.4.             BRT agrees that it will not disclose to PFIZER any Patient Identifiable Information of any Donor and PFIZER will not attempt to identify any Donor.

14.5.             If PFIZER inadvertently receives Patient Identifiable Information from BRT, PFIZER will take appropriate measures to protect the privacy and confidentiality of such information and to ensure that PFIZER’s collaborators take similar measures.

15.	ENTIRE AGREEMENT: This Agreement sets forth the entire agreement between PFIZER and BRT as to its subject matter. None of the terms of this Agreement shall be amended except in writing signed by both parties.

16.	BREACH AND TERMINATION: If either party breaches this Agreement in any material respect, the other party may terminate it if the breaching party does not cure the breach within thirty (30) days of written notice of the same (a “Breach Termination”). PFIZER may terminate this Agreement […***…] by giving thirty (30) days notice to BRT in writing. […***…] The right of termination shall be an addition to any other rights the terminating party may have, at law or equity, pursuant to this Agreement. Sections 1, 5, 6, 8, 9, 10, 15 and 18 shall survive any termination of this Agreement, whether due to a breach or otherwise.

[…***…] Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

17.	COMPLIANCE WITH LAWS: Both PFIZER and BRT shall comply in all material respects with the requirements of all Applicable Laws, rules, regulations and orders of any government authority including laws related to animal welfare. BRT will comply with Pfizer’s animal care and use policy — http://www.pfizer.com/research/research_clinical_trials/laboratory_animal_care .. BRT will procure all Donor Material in accordance with all Applicable Laws. Additionally, PFIZER agrees to use the Donor Material in compliance with all Applicable Laws. BRT shall not use services of any BRT employees that have been or are currently debarred or otherwise disqualified by the United States Food and Drug Administration or other regulatory or certification authority.

17.1.             Regulatory. BRT is solely responsible for any and all safety reporting and regulatory obligations associated with the procurement of the Donor Material.

17.2.             Standards. BRT will procure the Donor Material in accordance with International Conference on Harmonization Good Clinical Practice (“ICH GCP”) guidelines (to the extent applicable), and all Applicable Laws. BRT will comply with all IRB requirements relating to the procurement of Donor Materials.

17.3.             IRB Approval. If required, BRT will ensure that the procurement of the Donor Material is approved by and subject to continuing oversight by an appropriate IRB.

17.4.             Informed Consent. As required, BRT will obtain Informed Consent from each Donor in accordance with Applicable Law (including without limitation 21 Code of Federal Regulations Part 50), ensure that Informed Consent that covers the research to be conducted has already been obtained, or obtain a waiver of Informed Consent for procurement of the Donor Material from an appropriate IRB. If an Informed Consent is used, BRT will inform Donors that Pfizer is providing support for procurement of the Donor Material. Pfizer has no obligation to participate in the development of, or to review or comment on, an ICF, authorization, or waiver request.

18.	CHOICE OF LAW: This Agreement shall be construed in accordance with the laws of the State of New York, excluding choice of law principles thereof.

[Remainder of page intentionally left blank. Signature page follows.]

[…***…] Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

IN WITNESS WHEREOF, duly-authorized representatives of the parties have signed as of the dates written below.

BioRestorative Therapies, Inc.	Pfizer Inc.

By:	By:

Print Name:	Print Name:

Title:		Title:

	(Duly authorized)		(Duly authorized)

[…***…] Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

EXHIBIT A

RESEARCH PLAN

[…***…]